As filed with the Securities and Exchange Commission on March 25, 2013
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CUTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0492262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3240 Bayshore Boulevard
Brisbane, CA 94005
(415) 657-5500
(Address including zip code, and telephone number, including area code, of principal executive offices)

 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

 Kevin P. Connors
President and Chief Executive Officer
Cutera, Inc.
3240 Bayshore Boulevard
Brisbane, CA 94005
(415) 657-5500
(Name, address, and telephone number, including area code, of agent for service)

 Copy to:
Philip H. Oettinger, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	1,910,000 shares (1)	$12.37 (2)	$23,626,700	$3,222.69

(1)	This subtotal represents the number of additional shares authorized to be issued under the 2004 Equity Incentive Plan.

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the total registration fee.  Computation based on the average of the high and low prices of the common stock as reported in The Nasdaq Global Market on March 19, 2013.

ii

CUTERA, INC.
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Cutera, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”):

(a)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”), as filed with the SEC on March 15, 2013 pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report;

(c)           The description of the Company’s common stock contained in the Registration Statement on Form 8-A (File No. 000-50644) filed pursuant to Section 12(g) of the Exchange Act, and as declared effective on March 22, 2004 including all material incorporated by reference therein and any subsequently filed amendments or reports filed for the purpose of updating such description;

(d)           The information contained in the Registrant’s Statement on Form S-8 (File No. 333-114149, 333-123495, 333-132583, 333-141376, 333-149703 and 333-158160) filed on April 2, 2004, March 22, 2005, March 20, 2006, March 16, 2007, March 13, 2008, and March 23, 2009; respectively.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          Description of Securities.

Not applicable.

Item 5.          Interests of Named Experts and Counsel.

Not applicable.

Item 6.          Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.”  With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of such person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.  The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision, nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with such provision, shall eliminate or reduce the effect of such provision, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for such provision, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

The Company’s Bylaws provide that the Company shall indemnify, to the full extent authorized by law, each of its directors, officers, employees and other agents against all liability and loss suffered and expenses reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

The Company has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

See also the Company’s undertakings under Item 9 of this Registration Statement.

Item 7.          Exemption from Registration Claimed.

Not applicable.

Item 8.          Exhibits.

Exhibit Number	Description
4.1(1)	Specimen Common Stock certificate.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.3(1)	2004 Equity Incentive Plan.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1	Power of Attorney (see page II-5).

(1)	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-1 (file no. 333-111928), and as declared effective on March 30, 2004.

Item 9.          Undertakings.

A.            The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to applicable law, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws or the Company’s indemnification agreements, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 25th day of March, 2013.

CUTERA, INC.

By:	/s/ Kevin P. Connors
Kevin P. Connors
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Connors and Ronald J. Santilli, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Connors	President, Chief Executive Officer and Director	March 25, 2013
(Kevin P. Connors)	(Principal Executive Officer)

/s/ Ronald J. Santilli	EVP and Chief Financial Officer	March 25, 2013
(Ronald J. Santilli)	(Principal Accounting Officer)

/s/ David A. Gollnick	Director	March 25, 2013
(David A. Gollnick)

/s/ David B. Apfelberg	Director	March 25, 2013
(David B. Apfelberg)

/s/ Gregory A. Barrett	Director	March 25, 2013
(Gregory A. Barrett)

/s/ Jerry P. Widman	Director	March 25, 2013
(Jerry P. Widman)

/s/ Timothy J. O’Shea	Director	March 25, 2013
(Timothy J. O’Shea)

/s/ Mark Lortz	Director	March 25, 2013
(Mark Lortz)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBITS

Registration Statement on Form S-8

CUTERA, INC.

March 25, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Specimen Common Stock certificate.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.3(1)	2004 Equity Incentive Plan.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1	Power of Attorney (see page II-5).

(1)	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-1 (file no. 333-111928), and as declared effective on March 30, 2004.